UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EMCORE Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMCORE CORPORATION

SUPPLEMENT TO PROXY STATEMENT FOR

THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 27, 2025

February 14, 2025

Explanatory Note

As previously announced, on November 7, 2024, EMCORE Corporation, a New Jersey corporation (“EMCORE,” the “Company,” “we,” “us,” and “our”) entered into an Agreement and Plan of Merger with Velocity One Holdings, LP, a Delaware limited partnership (“Parent”), Aerosphere Power Inc., a New Jersey corporation that, at the effective time of the Merger (as defined below) will be an indirect wholly owned subsidiary of Parent (“Parent Group Member”), and Velocity Merger Sub, Inc., a New Jersey corporation that, at the effective time of the Merger will be an indirect wholly owned subsidiary of Parent (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into EMCORE (the “Merger”), with EMCORE surviving the Merger and becoming an indirect wholly owned subsidiary of Parent.

On January 14, 2025, EMCORE filed a preliminary proxy statement (the “Preliminary Proxy Statement”) and on January 24, 2025, EMCORE filed a definitive proxy statement (the “Proxy Statement”) for a Special Meeting of Shareholders (the “Special Meeting”) to be held at 11:00 a.m., Eastern Time on Thursday, February 27, 2025. This supplement (this “Supplement”) to the Proxy Statement supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.

Following the announcement of the proposed Merger, and as of the date of this Supplement, four purported shareholders of EMCORE filed complaints alleging that the Preliminary Proxy Statement or the Proxy Statement, as applicable, omitted or misstated material information with respect to the proposed Merger and seeking corrective disclosures and other equitable and legal relief. The complaints are entitled Whitten v. EMCORE Corporation, et al., No. 2:25-cv-00455-CAS-BFM (C.D. Cal. filed Jan. 17, 2025); Stevens v. EMCORE Corporation, et al., No. 650719/2025 (N.Y. Sup. Ct. filed Feb. 6, 2025); Wright v. EMCORE Corporation, et al., No. 650725/2025 (N.Y. Sup. Ct. filed Feb. 6, 2025); and Paskowitz v. EMCORE Corporation, et al., No. 1:25-cv-00820 (E.D.N.Y. Cal. filed Feb. 13, 2025) (the “Complaints”). Eleven other purported shareholders of EMCORE have sent demand letters to the Company making allegations and demands similar to those in the Complaints. It is possible that other complaints will be filed or demand letters received. The Company believes that the alleged omissions and misstatements are immaterial and that no further disclosure is required by applicable statute, rule, regulation, or law beyond that already contained in the Proxy Statement.

However, solely in order to avoid the risk that the Complaints or the demand letters may delay or otherwise adversely affect the consummation of the proposed Merger, and to minimize the expense and distraction of defending against the Complaints or any potential lawsuit that may arise as a result of the demand letters, the Company has determined to voluntarily make certain supplemental disclosures to the Proxy Statement as set forth below. Nothing in this Supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of the supplemental disclosures. To the contrary, the Company specifically denies any and all allegations that any additional disclosure was or is required. The Company’s board of directors continues to recommend unanimously that you vote “FOR” the proposals being considered at the Special Meeting.

The information contained herein and in the supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety, along with periodic reports and other information EMCORE has filed with the U.S. Securities and Exchange Commission (the “SEC”). To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references below are to pages in the Proxy Statement, and terms used below, unless otherwise defined herein, have the meanings given to such terms in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures. The information contained herein speaks only as the date of this Supplement, unless the information indicates another date applies. Except as specifically noted herein, the information set forth in the Proxy Statement remains unchanged.

This Supplement supplements and updates the disclosures in the Proxy Statement as follows (new text is underlined; deleted text is lined-out):

•

Under “Proposal 1: Approval of the Merger Agreement—Opinion of Craig-Hallum” on page 87, replace the paragraph and following three bullets starting with “Craig-Hallum obtained financial metrics and projections” with the following:

Craig-Hallum obtained financial metrics and projections for the selected companies from SEC filings, financial results, financial estimates, and stock price based on S&P Capital IQ, and enterprise value based on treasury stock method diluted shares outstanding as of November 6, 2024. In its analysis, Craig-Hallum derived and compared multiples for EMCORE and the selected companies, calculated as follows:

•	Enterprise value (“EV”) as a multiple of estimated revenue of $84.5 million for calendar year 2024 (“CY 2024E”)

•	EV as a multiple of estimated revenue of $93.8 million for calendar year 2025 (“CY 2025E”)

•	EV as a multiple of estimated adjusted EBITDA of $4.8 million for CY 2025E

•	Under “Proposal 1: Approval of the Merger Agreement—Opinion of Craig-Hallum” on page 90, replace the paragraph starting with “Craig-Hallum then applied the respective ranges” with the following:

Craig-Hallum then applied the respective ranges of LTM Revenue and Estimated NTM Revenue multiples from the precedent transactions to LTM Revenue of $85.3 million and Estimated NTM Revenue of $93.0 million for EMCORE, resulting in ranges of implied enterprise values and implied per share values shown in the table below.

•

Under “Proposal 1: Approval of the Merger Agreement—Opinion of Craig-Hallum” on page 90, replace the paragraph starting with “Craig-Hallum conducted a discounted cash flow analysis” with the following:

Craig-Hallum conducted a discounted cash flow analysis for EMCORE on a stand-alone basis, which is designed to estimate the implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of the company. Craig-Hallum calculated a range of implied enterprise values of EMCORE based on forecasts of future unlevered free cash flows for fiscal year 2025 through fiscal year 2027 as of September 12, 2024, and for fiscal year 2028 through fiscal year 2029 as of October 4, 2024~~, provided by the management of EMCORE~~. Craig-Hallum first calculated unlevered free cash flows (calculated as net operating profit after tax plus EBITDA Adjustments, less capital expenditures, less increase in net working capital) of EMCORE for fiscal years 2025 to 2029, using an assumed blended federal and state tax rate of 24.1% and other inputs provided by the management of EMCORE. These unlevered free cash flows are set forth in the following table.

Fiscal Year Ending September 30,	2025E	2026E	2027E	2028E	2029E
Unlevered Free Cash Flow*	$1.1	$5.0	$4.5	$2.9	$5.2

*	Dollars in millions

•	Under “Proposal 1: Approval of the Merger Agreement—Opinion of Craig-Hallum” on page 90, replace the paragraph starting with “Craig-Hallum then calculated terminal values” with the following:

Craig-Hallum then calculated terminal values for EMCORE using the terminal value method based on revenue multiples. The terminal value was calculated by applying a range of revenue multiples of 0.3x to 0.5x and a range of adjusted EBITDA multiples of 1.5x to 3.5x (selected based on Craig-Hallum’s professional judgment after consideration of comparable public company multiples) to EMCORE management’s revenue and adjusted EBITDA forecast for fiscal year 2029, respectively. In addition, Craig-Hallum added the benefit of EMCORE’s net operating loss carryforwards expected to be utilized by EMCORE’s management to reduce future domestic federal and state taxes, in each case based on internal estimates of EMCORE’s management, at a present value of $2.57 million.

•	Under “Proposal 1: Approval of the Merger Agreement—Opinion of Craig-Hallum” on page 91, replace the paragraph starting with “In the ordinary course of its business” with the following:

In the ordinary course of its business, Craig-Hallum and its affiliates may actively trade securities of EMCORE for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Craig-Hallum has in the past provided investment banking and financial advisory services to EMCORE and has received fees for rendering such services. Craig-Hallum and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers that may have conflicting interests with EMCORE, for which Craig-Hallum would expect to receive compensation, but Craig-Hallum and its affiliates have not provided such services to Parent, Merger Sub, or Guarantor during the two years prior to the date of its opinion.

•

Under “Proposal 1: Approval of the Merger Agreement—Interests of EMCORE’s Directors and Executive Officers in the Merger” on page 95, replace the paragraph starting with “As of the January 10, 2025” with the following:

As of ~~the~~ January 10, 2025, no executive officers or directors of EMCORE beneficially own any shares or ownership interest in Parent, Parent Group Member, or Merger Sub, and no executive officers or directors of EMCORE have been offered employment opportunities, or discussed compensation matters related to the same, with any representative of Parent, Parent Group Member, or Merger Sub.

Important Information

In connection with the solicitation of proxies, the Company filed the Proxy Statement on January 24, 2025 with the SEC. EMCORE shareholders can access the Proxy Statement and other proxy materials and vote at www.proxydocs.com/EMKR. EMCORE SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly, and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website https://investor.emcore.com/financial-information/sec-filings. EMCORE’s website address is provided as inactive textual reference only. Information contained on EMCORE’s website is not incorporated by reference into this Supplement, and you should not consider information contained on that website as part of this Supplement.

Forward-Looking Statements

This Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the following: the anticipated benefits of the proposed Merger, including future plans, objectives, expectations, and intentions; EMCORE’s potential or projected future financial performance and expenditures; and other expectations and estimates or statements which are not historical facts. Forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would,” and the negative of these terms or other similar expressions. These forward-looking statements are based upon information currently available to EMCORE and are subject to risks, uncertainties, and other factors that could cause actual results to vary materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to vary materially from the results referred to in the forward-looking statements in this Supplement include the risks noted in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 32 of the Proxy Statement, as well risks related to potential future claims or litigation in connection with the proposed Merger and the potential impact of the same on the timing and ability of the parties to consummate the proposed Merger, and expenses associated with the proposed Merger.

For a more detailed description of the risk factors associated with EMCORE, refer to EMCORE’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, EMCORE’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, and subsequent SEC filings by EMCORE. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Supplement are made only as of the date of this Supplement, and EMCORE undertakes no obligation to update any forward-looking information contained in the Proxy Statement or this Supplement to reflect subsequent events or circumstances.

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